Exhibit 23-25
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-161489-02 on Form S-3 of our report dated February 27, 2009, relating to the consolidated financial statements and financial statement schedule of The Detroit Edison Company and subsidiaries, appearing in this Annual Report on Form 10-K of The Detroit Edison Company for the year ended December 31, 2010.
/s/ Deloitte & Touche LLP
Detroit, Michigan
February 18, 2011